EXHIBIT 99.1

Momentive Performance Materials Inc. Announces Private Exchange Offer for Certain Debt Securities

NEW YORK, May 12, 2009 – Momentive Performance Materials Inc. (“Momentive”) announced today that it has commenced private exchange offers (the “exchange offers”) to exchange a new series of 12½% Second-Lien Senior Secured Notes due 2014 (the “new second lien notes”) for the outstanding Momentive notes (the “old notes”) listed in the table below.

The purpose of the exchange offers is to reduce the outstanding principal amount of Momentive’s debt. The terms of the exchange offers are described more fully in a confidential offering memorandum (the “Offering Memorandum”) prepared in connection with the exchange offers. The Offering Memorandum sets out the modified Dutch auction procedure that will be used to calculate the principal amount of new second lien notes to be issued in exchange for tendered old notes.

The exchange offers will expire at 5:00 P.M., New York City time, on June 9, 2009, unless terminated or withdrawn earlier, or unless extended.

The new second lien notes will be guaranteed on a senior secured basis by each of Momentive’s U.S. subsidiaries that is a guarantor under Momentive’s existing senior secured credit facilities. The new second lien notes will be secured by a second-priority security interest in certain assets of Momentive and the guarantors, which interest will be junior in priority to the liens on substantially the same collateral securing Momentive’s existing senior secured credit facilities. The new second lien notes will rank in parity with all existing and future senior indebtedness of Momentive and senior to all existing and future subordinated indebtedness of Momentive.

Momentive is offering an early delivery payment in the exchange offers, which will be paid in principal amount of new second lien notes. This payment will be made only to holders who tender old notes prior to 5:00 p.m., New York City time, on May 26, 2009, unless extended (the “early tender date”). Tendered old notes may be validly withdrawn at any time prior to 5:00 p.m., New York City time, on May 26, 2009 (the “withdrawal deadline”), unless the withdrawal deadline is extended, but not thereafter.

In the exchange offers, no more than $200,000,000 aggregate principal amount of new second lien notes will be issued in exchange for tendered old notes, and no more than $50,000,000 of such aggregate principal amount will be issued in exchange for tendered 11½% Senior Subordinated Notes due 2016.

Outstanding Momentive Notes

CUSIP/ISIN	Outstanding Principal Amount	Title of Old Notes to be Tendered
60877U AC1 / US60877UAC18	$765,000,000	9¾% Senior Notes due 2014
60877U AJ6 / US60877UAJ60	$316,312,500	101/8 /10 7/8% Senior Toggle Notes due 2014
60877U AM9 / US60877UAM99	$500,000,000	11½% Senior Subordinated Notes due 2016
60877U AF4 / XS0338823601	€275,000,000	9% Senior Notes due 2014

The new second lien notes have not been registered under the Securities Act of 1933, as amended, and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of such Act.

The exchange offers are being made only in the United States to holders of old notes who are both “qualified institutional buyers” and “U.S. persons” and outside the United States to persons other than “U.S. persons” who are “non-U.S. qualified offerees” (in each case, as such terms are used in the letter of eligibility). The exchange offers are made only by, and pursuant to, the terms set forth in the Offering Memorandum. The exchange offers are not conditioned on a minimum principal amount of old notes being tendered or the issuance of a minimum principal amount of new second lien notes. However, the exchange offers are subject to certain other significant conditions. The complete terms and conditions of the exchange offers are set forth in the Offering Memorandum and other documents relating to the exchange offers which will be distributed to eligible holders of old notes. Momentive has the right to amend, terminate or withdraw the exchange offers, at any time and for any reason, including if any of the conditions to the exchange offers is not satisfied.

Documents relating to the exchange offers, including the Offering Memorandum, will only be distributed to holders of old notes who complete and return a letter of eligibility confirming that they are within the category of eligible holders for the exchange offers. Holders of old notes who desire a copy of the eligibility letter should contact Global Bondholder Services Corporation, the Information Agent for the exchange offers, at (866) 794-2200 (U.S. Toll-free) or (212) 430-3774 (Collect).

Cautionary Statement

This press release is for informational purposes only and does not constitute an offer to sell or the solicitation of an offer to buy any security and shall not constitute an offer, solicitation or sale of any securities in any jurisdiction in which such offering, solicitation or sale would be unlawful. The offers to exchange the old notes are only being made pursuant to the Offering Memorandum and the related letter of transmittal that Momentive is distributing to eligible holders of the old notes. The exchange offers are not being made to holders of the old notes in any jurisdiction in which the making or acceptance thereof would not be in compliance with the securities, blue sky or other laws of such jurisdiction. In any jurisdiction in which the securities laws or blue sky laws require the exchange offers to be made by a licensed broker or dealer, the exchange offers will be deemed to be made on behalf of Momentive by one or more of the dealer managers, or one or more registered brokers or dealers that are licensed under the laws of such jurisdiction.

About Momentive

Momentive Performance Materials Inc. is a premier specialty materials company, providing high-technology materials solutions to the silicones, quartz and ceramics markets. The company, as a global leader with worldwide operations, has a robust product portfolio, an enduring tradition of service excellence, and industry-leading research and development capabilities. Momentive Performance Materials Inc. is controlled by an affiliate of Apollo Management, L.P. Additional information is available at www.momentive.com.

Forward-Looking Statements

This press release contains various forward-looking statements within the meaning of applicable federal securities laws, including the Private Securities Litigation Reform Act of 1995, that are based upon our current expectations and assumptions concerning future events, which are subject to a number of risks and uncertainties that could cause actual results to differ materially from those anticipated.

The words “expect,” “anticipate,” “estimate,” “forecast,” “initiative,” “objective,” “plan,” “goal,” “project,” “outlook,” “priorities,” “target,” “intend,” “evaluate,” “pursue,” “seek,” “may,” “would,” “could,” “should,” “believe,” “potential,” “continue,” or the negative of any of those words or similar expressions is intended to identify forward-looking statements. All statements contained in or incorporated by reference into this press release, other than statements of historical fact, including, without limitation, statements about our plans, strategies, prospects and expectations regarding future events and our financial performance, are forward-looking statements that involve certain risks and uncertainties.

While these statements represent our current judgment on what the future may hold, and we believe these judgments are reasonable, these statements are not guarantees of any events or financial results, and our actual results may differ materially due to numerous important factors that are described in our Annual Report on Form 10-K for the year ended December 31, 2008, as updated by our subsequent Quarterly Report on Form 10-Q, and our Current Reports on Form 8-K. Many of these risks, uncertainties and assumptions are beyond our control, and may cause our actual results and performance to differ materially from our expectations. Factors that could cause our actual results to be materially different from our expectations include, among others, the following: substantial indebtedness potentially adversely affecting our ability to raise additional capital to fund operations; restrictive covenants in our senior secured credit facilities and indentures adversely affecting our operations; an event of default under our senior secured credit facilities adversely affecting our business, results of operations and financial condition; despite our substantial indebtedness, incurring significantly more debt, intensifying the risks described above; even if the exchange offers are completed, inability to comply with the terms of our existing or future indebtedness; our subsidiary’s breach of a loan agreement with China Construction Bank; the recent global financial crisis and economic slowdown negatively affecting our business, results of operations and financial condition;

changes in pricing or supply of silicon metal and/or of siloxane; downgrade in our debt ratings restricting our access to and negatively impacting the terms of current and future financings; our Quartz division’s dependence upon a particular type of sand currently available from a single source; any rise in energy costs increasing our operating expenses, reducing net income and negatively affecting our financial condition; variable rate indebtedness subjecting us to interest rate risk; risks associated with our non-U.S. operations; foreign currency risk; control by Apollo and GE and the potential conflicts of interest with our investors that this may entail; unionization of employees forcing the company to spend greater time and expense dealing with employees; failure to extend or renegotiate collective bargaining agreements; uncertain enforcement of our intellectual property rights; operating hazards at our facilities; environmental, health, safety, production and product regulations or concerns affecting us; future chemical regulatory actions decreasing profitability; recent or new regulations increasing compliance costs and reducing competitiveness in certain markets; unfunded or underfunded pension plans; dependence on key executives and qualified employees; litigation risks; failure to achieve expected cost savings; failure to achieve and maintain effective internal control over financial reporting; and limitations on our use of certain product-identifying information, including the GE name and monogram, affecting our business and profitability.

Accordingly, you should not place undue reliance on the forward-looking statements contained or incorporated by reference in this press release or in other disclosure. These forward-looking statements speak only as of the date on which the statements were made. We undertake no obligation to update publicly or otherwise revise any forward-looking statements, except where expressly required by law.

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Investor Contact
Peter Cholakis
(914) 784-4871
peter.cholakis@momentive.com